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                                                                     Exhibit 3
                                                                     ---------

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Microcide Pharmaceuticals, Inc.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     Executed this 5th day of November, 2001.

                                         INTERNATIONAL BIOTECHNOLOGY TRUST PLC


                                         By:    /s/ Andrew Barker
                                                ------------------------
                                         Title:    Director
                                                ------------------------


                                         SCHRODER INVESTMENT MANAGEMENT LIMITED


                                         By:    /s/ John Bainbridge
                                                ------------------------
                                         Title:    Executive Director
                                                ------------------------


                                                /s/ Tom Daniel
                                         -------------------------------
                                         Tom Daniel


                                                /s/ Kate Bingham
                                         -------------------------------
                                         Kate Bingham


                                                /s/ Richard Colwell
                                         -------------------------------
                                         Richard Colwell